Exhibit 21.1
                         Subsidiaries of the Registrant
                         ------------------------------

Katz Media Corporation
Domicile:      Delaware

Katz Media Services, Inc.
Domicile:      Delaware

Katz Communications, Inc.
Domicile:      Delaware

Banner Radio Sales, Inc.
Domicile:      Delaware

Christal Radio Sales, Inc.
Domicile:      Delaware

Eastman Radio Sales, Inc.
Domicile:      Delaware

Seltel Inc.
Domicile:      Delaware

Katz Millennium Marketing Inc.
Domicile:      Delaware

Katz Cable Corporation
Domicile:      Delaware

The National Payroll Company, Inc.
Domicile:      Delaware

The Cable Company, Inc. (dormant)
Domicile:      Delaware

Katz International Limited
Domicile:      England

Katz Television Sales Limited
Domicile:      England

Katz Radio Sales Limited
Domicile:      England